EX-99.4

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), made as of this 16th day of May, 2017, by and between the Ivy Funds (the “Acquiring Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 6300 Lamar Ave, Shawnee Mission, KS 66201-9217, on behalf of certain series, as listed in column 2 of Schedule I attached hereto and the Waddell & Reed Advisors Funds (“WRA Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 6300 Lamar Ave, Shawnee Mission, KS 66201-9217, on behalf of its series as listed in column 1 of Schedule I attached hereto. Waddell & Reed Investment Management Company, the investment manager to the WRA Trust (“WRIMCO”), and Ivy Investment Management Company, the investment manager to the Acquiring Trust (“IIMCO”), each join this Agreement solely for the purposes of Section 9.

WHEREAS, WRA Trust offers, among others, the following investment portfolios: (1) WRA Core Investment Fund; (2) WRA Dividend Opportunities Fund; (3) WRA Energy Fund; (4) WRA Tax-Managed Equity Fund; (5) WRA Value Fund; (6) WRA Global Bond Fund; and (7) WRA Municipal Bond Fund (each a “Reorganizing Acquired Fund” and collectively, the “Reorganizing Acquired Funds”) as listed in column 1 of Schedule I;

WHEREAS, WRA Trust also offers, among others, the following investment portfolios: (1) WRA Bond Fund and (2) WRA Government Securities Fund (each a “Continuing Acquired Fund” and collectively, the “Continuing Acquired Funds” and together with the Reorganizing Acquired Funds, the “Acquired Funds”) as listed in column 1 of Schedule I;

WHEREAS, the Acquiring Trust currently offers, among others, the following investment portfolios: (1) Ivy Core Equity Fund; (2) Ivy Dividend Opportunities Fund; (3) Ivy Energy Fund: (4) Ivy Tax-Managed Equity Fund; (5) Ivy Value Fund; (6) Ivy Global Bond Fund; and (7) Ivy Municipal Bond Fund (each an “Operating Acquiring Fund” and collectively, the “Operating Acquiring Funds”) as listed in column 2 of Schedule I;

WHEREAS, the Acquiring Trust has recently organized the following additional investment portfolios: (1) Ivy Bond Fund and (2) Ivy Government Securities Fund; (each a “Shell Acquiring Fund” and collectively the “Shell Acquiring Funds” and together with the Operating Acquiring Funds, the “Acquiring Funds”) as listed in column 2 of Schedule I;

WHEREAS, each of the parties hereto desires to enter into and perform the reorganization described herein (the “Reorganization”) pursuant to which, among other things, at the respective times hereinafter set forth, (1) each Acquired Fund shall transfer all of its respective Assets (as defined below) to its corresponding Acquiring Fund (the name of which is set forth directly opposite the name of such Acquired Fund on Schedule I hereto) in exchange solely for full and fractional Class A, Class B, Class C and Class I shares of beneficial interest (as applicable) of the corresponding Acquiring Fund as set forth in Schedule I; (ii) the assumption by the Acquiring Trust on behalf of the corresponding Acquiring Fund of all of the Liabilities (as defined below) of its corresponding Acquired Fund; (2) the distribution of each of the corresponding Acquiring Fund’s shares to the shareholders of its corresponding Acquired

Fund according to their respective interests in complete liquidation of an Acquired Fund; and (iii) the dissolution of each Acquired Fund as soon as practicable after the closing date (as referenced in Section 3 hereof and hereinafter called the “Closing Date”), all upon and subject to the terms and conditions of this Agreement hereinafter set forth;

WHEREAS, the parties intend this Agreement to be, and adopt it as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	Transfer of Assets and Liabilities, Liquidation and Dissolution of Each of the Acquired Funds.

Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)        On the Closing Date (as defined in Section 3), WRA Trust, on behalf of each of Acquired Fund, will transfer and deliver to the Acquiring Trust, on behalf of each of the corresponding Acquiring Funds (the name of which is set forth directly opposite the name of such Acquired Fund on Schedule I hereto), all property, goodwill, and assets of every description and all interests, rights, privileges and powers of an Acquired Fund that are shown as an asset on the books and records of an Acquired Fund on the Closing Date (the “Assets”). In consideration thereof, the Acquiring Trust agrees that on the Closing Date: (i) the Acquiring Trust of behalf of each Acquiring Fund shall assume and pay when due all obligations and liabilities of its corresponding Acquired Fund, existing on or after the Closing Date, whether absolute, accrued, contingent or otherwise (except that certain expenses of the Reorganization contemplated hereby to be paid by the persons as provided in Section 9 hereof shall not be assumed or paid by an Acquiring Fund) (collectively, the “Liabilities”), and such Liabilities shall become the obligations and liabilities of the corresponding Acquiring Fund; and (ii) the Acquiring Trust, on behalf of each Acquiring Fund shall deliver to WRA Trust, the number of full and fractional (calculated to the third decimal place) shares of each Class A, Class B, Class C and Class I shares of beneficial interest, without par value, of each of the Acquiring Funds (as set forth in Schedule I) (“Acquiring Fund Shares”), determined as provided in Section 2(a) below. In order to effect the delivery of shares, the Acquiring Trust will establish an open account of each Acquiring Fund for each shareholder of its corresponding Acquired Fund and, on the Closing Date, will credit to such account the number of full and fractional (calculated to the third decimal place) Acquiring Fund Shares as calculated in accordance with Section 2(a). Simultaneously with the crediting of the Acquiring Fund Shares to the shareholders of record of its corresponding Acquired Fund, the shares of an Acquired Fund held by such shareholders shall be cancelled by the WRA Trust. The Acquiring Trust shall not be obligated to issue certificates representing Acquiring Fund Shares in connection with such exchange.

(b)        Immediately upon receipt of Acquiring Fund Shares of each Acquiring Fund, each Acquired Fund shall distribute, in complete liquidation, pro rata to the shareholders of record of such Acquired Fund at the Closing Date, the respective Acquiring Fund Shares that have been received.

(c)        As soon as practicable following the Closing Date, WRA Trust shall dissolve the Acquired Funds pursuant to the provisions of its Trust Instrument and the laws of the State of Delaware, and, after the Closing Date, the Acquired Funds shall not conduct any business except in connection with their liquidation.

(d)        The Acquiring Trust, on behalf of each Acquiring Fund, and WRA Trust, on behalf of each Acquired Fund, intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code. The Acquiring Trust on behalf of each Acquiring Fund and WRA Trust, on behalf of each Acquired Fund shall not take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of such Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.

2.	Share Calculations and Valuation of Assets

(a)        The number of Class A Class B, Class C and Class I shares of each Acquiring Fund issued to its corresponding Acquired Fund will be determined as follows: the value of each Acquired Fund’s Assets that are so conveyed less the Liabilities that are assumed (determined as of the Valuation Date as defined below), that are attributable to Class A shares, Class B shares, Class C shares or Class Y shares of such Acquired Fund shall be divided by the net asset value (“NAV”) of one Class A share, Class B share, Class C share or Class I share, respectively, of its corresponding Acquiring Fund that is to be delivered with respect thereto (determined as of the Valuation Date as defined below).

(b)        With respect to each Acquired Fund, the value of its Assets shall be the value of such Assets computed as of the time at which the Acquired Fund’s NAV is calculated as of the regular close of business (“Close of Business”) of the New York Stock Exchange (“NYSE”) on the valuation date (as defined in Section 3 hereof and hereinafter called the “Valuation Date”), which shall be the business day immediately preceding the Closing Date, using the valuation procedures set forth in WRA Trust’s currently effective prospectus and statement of additional information with respect to each Acquired Fund.

(c)        The NAV per share of each class of Acquiring Fund Shares shall be computed on the Valuation Date in the manner set forth in the Ivy Fund’s currently effective prospectus with respect to an Acquiring Fund. With regard to the Shell Acquiring Funds, the NAV per share of each class of shares of a Shell Acquiring Fund shall be deemed to be the same as the NAV per share of each corresponding class of shares of the corresponding Continuing Acquired Fund.

3.	Valuation Date and Closing Date

(a)        The Valuation Date, with respect to the Acquired Funds and their corresponding Acquiring Funds, shall be Close of Business on October 13, 2017, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the “Valuation Date”).

(b)        The Closing Date, with respect to the Acquired Funds and their corresponding Acquiring Funds, shall occur on October 16, 2017, or such other date as the officers of each of the parties may mutually agree (the “Closing Date”). The closing of the Reorganization shall take place at the principal office of the Ivy Funds, 6300 Lamar Ave, Shawnee Mission, KS 66201-9217 or at such other place as the officers of the parties may mutually agree. All acts taking place at the closing shall be deemed to take place simultaneously as of immediately before the opening of business on the Closing Date.

(c)        Notwithstanding anything herein to the contrary, in the event that on the Valuation Date (a) the NYSE shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the officers of the Acquiring Trust and WRA Trust, accurate appraisal of the value of the net Assets of any Acquired Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading on the NYSE shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net Assets of each of the Acquired Funds is practicable in the judgment of the officers of the Acquiring Trust and WRA Trust.

(d)        On the Closing Date, the portfolio securities of each Acquired Fund and all of an Acquired Fund’s cash shall be delivered by such Acquired Fund to the account of its corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price of such transfer stamps. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “Bank of New York Mellon, custodian for Ivy [insert name of applicable Acquiring Fund] Fund, a series of Ivy Funds.”

(e)        On the Closing Date, WRA Trust or its transfer agent shall deliver to the Acquiring Funds Trust or its designated agent a list of the names and addresses (which may be in electronic form) of each Acquired Fund’s shareholders and the number of outstanding shares of beneficial interest of each class of an Acquired Fund owned by each Acquired Fund’s shareholder, all as of the Close of Business on the Valuation Date.

(f)        On the Closing Date, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets, assumption of liabilities and liquidation contemplated by Section 1.

4.	Representations and Warranties by WRA Trust

WRA Trust, on behalf of each of the Acquired Funds, represents and warrants to the Acquiring Trust that:

(a)        WRA Trust is a statutory trust created under the laws of the State of Delaware on October 14, 2008 and is validly existing and in good standing under the laws of that State. WRA Trust, of which each Acquired Fund is a separate series of shares of beneficial interest, is duly registered under the 1940 Act, as an open-end, management investment company. Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing Date and all of the shares of each of the Acquired Funds issued and outstanding have been sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital or obtaining any required initial shareholder approvals.

(b)        WRA Trust is authorized to issue an unlimited number of shares of each class of shares of beneficial interest, without par value, of each Acquired Fund. Each outstanding share of each Acquired Fund is validly issued, fully paid, non-assessable, has full voting rights, and, except for any such shares sold pursuant to the private offering exemption for purposes of raising initial capital or obtaining any required initial shareholder approvals, is freely transferable.

(c)        WRA Trust has the necessary power and authority to conduct its business and the business of each Acquired Fund as such businesses are now being conducted.

(d)        WRA Trust is not a party to or obligated under any provision of its Trust Instrument, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

(e)        WRA Trust, on behalf of each Acquired Fund, has no material contracts or other commitments (other than the Agreement or agreement for the purchase of securities entered into the ordinary course of business and consistent with the obligations under the Agreement) which will not be terminated by it in accordance with their terms at or prior to the Closing Date or which will result in a penalty or additional fee to be due from or payable by it.

(f)        Each Acquired Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4(j) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with those shown in such financial statements since the dates of those financial statements.

(g)        WRA Trust has elected to treat each Acquired Fund as a regulated investment company (“RIC”) for federal income tax purposes under Part I of Subchapter M of the Code, each Acquired Fund is a “fund” as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and the consummation of the transactions contemplated by the Agreement will not cause any Acquired Fund to fail to be qualified as a RIC as of the Closing Date. Each Acquired Fund has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply.

(h)        On the Closing Date, all material Returns (as defined below) of an Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the WRA Trust’s knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on an Acquired Fund or its Assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in an Acquired Fund’s financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in this Agreement, “Tax” or “Taxes” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. “Return” means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

(i)        The books and records of WRA Trust and each Acquired Fund are true and correct in all material respects and contain no material omissions with respect to the business and operations of WRA Trust and each Acquired Fund.

(j)        The financial statements appearing in (i) the Annual Report to Shareholders of the WRA Core Investment Fund, WRA Dividend Opportunities Fund, WRA Energy Fund, WRA Tax-Managed Equity Fund and WRA Value Fund (“Acquired Equity Funds”) for the fiscal year ended June 30, 2016, and (ii) Annual Report to Shareholders of the WRA Bond Fund, WRA Global Bond Fund, WRA Government Securities Fund and WRA Municipal Bond Fund (“Acquired Fixed Income Funds”) for the fiscal year ended September 30, 2016, audited by Deloitte & Touche LLP, and any interim unaudited financial statements fairly present the financial position of Acquired Equity Funds and Acquired Fixed Income Funds as of the dates indicated, and the results of its operations for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis. Since the date of such financial statements, there have been no material adverse changes in such Acquired Fund’s financial condition, assets, liabilities, or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of an Acquired Fund arising after such date. For the purposes of this subsection (j), a decline in the NAV of an Acquired Fund shall not constitute a material adverse change.

(k)        The Registration Statement on Form N-14 (the “Registration Statement”) referred to in Section 7(e), including any prospectus or statement of additional information contained or incorporated therein by reference and any supplements or amendments thereto, insofar as it relates to an Acquired Fund, will, from the effective date of the Registration Statement through the Closing Date: (i) comply in all material respects with the provisions of the 1933 Act and the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by an Acquiring Fund for use therein.

(l)        Each Acquired Fund’s current prospectus or prospectuses and statement of additional information or statements of additional information (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”) conform in all material respects with the applicable requirements of the 1933 Act, and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which an Acquired Fund is a party that are not referred to in an Acquired Fund Prospectus or in the registration statement of which it is a part;

(m)        There is no inter-corporate indebtedness existing between an Acquired Fund and its corresponding Acquiring Fund that was issued, acquired, or will be settled at a discount.

(n)        Each Acquired Fund has no outstanding options, warrants, pre-emptive rights or other rights to subscribe for or purchase Acquiring Fund Shares except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

(o)        There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against an Acquired Fund. No Acquired Fund, is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects an Acquired Fund’s business or its ability to consummate the transactions herein contemplated.

(p)        Neither WRA Trust nor any Acquired Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(q)        Neither WRA Trust nor any Acquired Fund has any unamortized or unpaid organizational fees or expenses.

(r)        No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the WRA Trust, on behalf of each Acquired Fund, of the transactions contemplated by the Agreement, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.

(s)        At the Closing Date, WRA Trust will, on behalf of each of the Acquired Funds, (i) have good and marketable title to all of the Assets to be transferred to the Acquiring Fund pursuant to Section 1, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the Assets subject thereto, or materially affect title thereto; and (ii) will have full rights, power and authority to sell, assign transfer and deliver such Assets to be transferred to an Acquiring Fund pursuant to this Agreement.

5.	Representations and Warranties by the Acquiring Trust

The Acquiring Trust, on behalf of each of the Acquiring Funds, represents and warrants to WRA Trust that:

(a)        The Acquiring Trust is a statutory trust created under the laws of the State of Delaware on November 13, 2008 and is validly existing and in good standing under the laws of that State. The Acquiring Trust, of which each Acquiring Fund is a separate series of shares of beneficial interest, is duly registered under the 1940 Act as an open-end, management investment company. Such registration is in full force and effect as of the date hereof or will be in full force and effect as of the Closing Date and all of the shares of each of the Operating Acquiring Funds issued and outstanding have been sold pursuant to an effective registration statement filed under the 1933 Act and the 1940 Act, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital or obtaining any required initial shareholder approvals.

(b)        The Acquiring Trust is authorized to issue an unlimited number of shares of each class of shares of beneficial interest, without par value, of each Acquiring Fund. Each outstanding share of each Operating Acquiring Fund is validly issued, fully paid, non-assessable, has full voting rights and, except for any such shares sold pursuant to the private offering exemption for purposes of raising initial capital or obtaining any required initial shareholder approvals, is freely transferable. The Acquiring Fund Shares of each Acquiring Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be validly issued, fully paid, non-assessable and freely transferable and have full voting rights.

(c)        The Acquiring Trust has the necessary power and authority to conduct its business and the business of each Acquiring Fund as such businesses are now being conducted.

(d)        The Acquiring Trust is not a party to or obligated under any provision of its Agreement and Declaration of Trust, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

(e)        Each Operating Acquiring Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 5(i) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.

(f)        The Acquiring Trust, with respect to each Operating Acquiring Fund, has elected, and with respect to each Shell Acquiring Fund, intends to elect, to treat each Acquiring Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, and each Acquiring Fund is a “fund” as defined in Section 851(g)(2) of the Code. Each Operating Acquiring Fund has qualified as a RIC for each taxable year since inception that has ended prior to the Closing Date, and the consummation of the transactions contemplated by the Agreement will not cause an Operating Acquiring Fund to fail to be qualified as a RIC as of the Closing Date. Each Acquiring Fund will satisfy the requirements of Part I of Subchapter M of the Code to maintain qualification as a regulated investment company for its current taxable year and ending on the Applicable Closing Date. Each Acquiring Fund has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply.

(g)        On the Closing Date, all material Returns of an Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To Acquiring Trust’s knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on an Acquiring Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in an Acquiring Fund’s financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements.

(h)        The books and records of the Acquiring Trust and each Acquiring Fund, are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquiring Trust and each Acquiring Fund.

(i)        The financial statements appearing in the Operating Acquiring Funds’ Annual Report to Shareholders for the fiscal year ended March 31, 2016, audited by Deloitte & Touche, LLP, and any interim unaudited financial statements fairly present the financial position of the Operating Acquiring Funds as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis. Since the date of such financial statements, there have been no material adverse changes in an Acquiring Fund’s financial condition, assets, liabilities, or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of an Acquiring Fund arising after such date. For the purposes of this subsection (i), a decline in the NAV of the Acquiring Fund shall not constitute a material adverse change. Each Shell Acquiring Fund is, and will be at the time of the Closing Date, a shell series, without assets or liabilities, created for the purpose of acquiring the Assets and Liabilities of its corresponding Continuing Acquired Fund.

(j)        The Registration Statement, including any prospectus or statement of additional information contained or incorporated therein by reference and any supplements or amendments thereto, insofar as it relates to an Acquiring Fund and an Acquiring Fund Shares, will, from the effective date of the Registration Statement through the Closing Date: (i) comply in all material respects with the provisions of the 1933 Act, and the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by an Acquired Fund for use therein.

(k)        Each Acquiring Fund’s current prospectus and statement of additional information (collectively, as amended or supplemented from time to time, the “Acquiring Fund Prospectus”) conforms in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in the Acquiring Fund Prospectus or in the registration statement of which it is a part;

(l)        There is no inter-corporate indebtedness existing between an Acquired Fund and its corresponding Acquiring Fund that was issued, acquired, or will be settled at a discount.

(m)        Each Acquiring Fund has no outstanding options, warrants, pre-emptive rights or other rights to subscribe for or purchase Acquiring Fund Shares, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

(n)        There is no material suit, judicial action, or legal or administrative proceeding or investigation pending or threatened against an Acquiring Fund. No Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects an Acquiring Fund’s business or its ability to consummate the transactions herein contemplated.

(o)        Neither the Acquiring Trust nor any Acquiring Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(p)        Neither the Acquiring Trust nor any Operating Acquiring Fund has any unamortized or unpaid organizational fees or expenses.

(q)        No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Trust, on behalf of each Acquiring Fund, of the transactions contemplated by the Agreement, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.

(r)        On the Closing Date, the Acquiring Fund Shares of each Acquiring Fund to be issued pursuant to this Agreement will be eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the corresponding Acquired Fund are currently eligible for offering to the public, and there will be an unlimited number of shares of each Acquiring Fund registered under the 1933 Act such that there is a sufficient number of such shares to permit the transfers contemplated by this Agreement to be consummated.

(s)        Each Shell Acquiring Fund is, and will be at the time of Closing, a newly created series, without assets (other than seed capital) or liabilities, formed for the purpose of receiving the Assets of the corresponding Continuing Acquired Fund in connection with the Reorganization.

6.	Covenants of WRA Trust

(a)        WRA Trust covenants to operate the business of each Acquired Fund as currently conducted between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.

(b)        WRA Trust undertakes that WRA Trust and each Acquired Fund will not acquire the Acquiring Fund Shares of each corresponding Acquiring Fund for the purpose of making distributions thereof other than to the applicable Acquired Fund’s shareholders.

(c)        WRA Trust covenants that by the time of the Closing Date, all of each Acquired Fund’s federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

(d)        WRA Trust will at the Closing Date provide the Acquiring Trust with:

(i)        A statement of the respective tax basis of all investments to be transferred by each Acquired Fund to the corresponding Acquiring Fund and the holding periods of such investments;

(ii)        A copy (which may be in electronic form) of the shareholder ledger accounts of each of the Acquired Funds, including, without limitation (“Acquired Fund Shareholder Documentation”),

(A)        the name, address and taxpayer identification number of each shareholder of record,

(B)        the number of shares of beneficial interest held by each shareholder,

(C)        the dividend reinvestment elections applicable to each shareholder, and

(D)        the backup withholding and nonresident alien withholding certifications, notices or records on file with each Acquired Fund with respect to each shareholder, and such information as the Acquiring Trust on behalf of an Acquiring Fund may reasonably request concerning Acquired Fund shares or Acquired Fund shareholders in connection with Acquired Fund’s cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related regulations issued by the United States Treasury following the Closing Date for all of the shareholders of record of an Acquired Fund’s shares as of the Close of Business on the Valuation Date as described in Section 2, who are to become holders of an Acquiring Fund as a result of the transfer of assets that is the subject of this Agreement.

(iii)        A copy of any other Tax books and records of an Acquired Fund necessary for purposes of preparing any Tax Returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Treas. Reg. § 1.6045A-1)) required by law to be filed by an Acquired Fund after the Closing Date.

(iv)        All FASB ASC 740-10-25 (formerly, FIN 48) work papers and supporting statements pertaining to an Acquired Fund (“FIN 48 Workpapers”).

(e)        As promptly as practicable, but in any case within sixty days after the date of the Closing Date, WRA Trust shall furnish the Acquiring Trust, in such form as is reasonably satisfactory to the Acquiring Trust, a statement of the earnings and profits of an Acquired Fund for federal income tax purposes that will be carried over by an Acquiring Fund as a result of Section 381 of the Code.

(f)        WRA Trust undertakes that, if the Reorganization is consummated, each Acquired Fund will liquidate and dissolve.

(g)        The Board of Trustees of WRA Trust shall cause to be prepared, filed with the United States Securities and Exchange Commission (the “Commission”), and mailed to each shareholder of record of each Acquired Fund, the combined information statement/prospectus that complies in all material respects with the applicable provisions of the 1933 Act and the 1940 Act, and the respective rules and regulations thereunder. In addition, the WRA Trust shall provide the Acquiring Trust with information reasonably necessary for the preparation and distribution of the combined information statement/prospectus to be included in the Registration Statement, in compliance with the 1933 Act and the 1940 Act.

(h)        WRA Trust, on behalf of each Reorganizing Acquired Fund, will declare and pay or cause to be paid a dividend or dividends prior to the Closing Date, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of a Reorganizing Acquired Fund’s investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); (ii) all of a Reorganizing Acquired Fund’s net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of a Reorganizing Acquired Fund’s interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the First Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year.

(i)        Subject to the provisions of this Agreement, the WRA Trust shall take, or cause to be taken, all actions or do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Agreement.

7.	Covenants of the Acquiring Trust

(a)        The Acquiring Trust covenants to operate the business of each Operating Acquiring Fund as currently conducted between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.

(b)        The Acquiring Trust covenants that the Acquiring Fund Shares of each Acquiring Fund to be issued and delivered to the corresponding Acquired Fund pursuant to the terms of Section 1 hereof shall have been duly authorized as of the Closing Date and, when so issued and delivered, shall be registered under the 1933 Act, validly issued, fully paid and non-assessable, and no shareholder of any Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

(c)        The Acquiring Trust covenants to establish and organize each of the Shell Acquiring Funds so that it may conduct its business in substantially the same manner as the business of the corresponding Continuing Acquired Fund is currently conducted between the date hereof and the Closing Date.

(d)        The Acquiring Trust covenants that by the Closing Date, the federal and other Tax returns and reports required by law to be filed by it and the Acquiring Funds, if any, on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

(e)        The Acquiring Trust will file with the Commission a Registration Statement under the 1933 Act (“Registration Statement”), relating to the Acquiring Fund Shares of the Acquiring Funds issuable hereunder, will use its best efforts to provide that such Registration Statement becomes effective as promptly as practicable and will mail to each shareholder of record of an Acquired Fund entitled to receive the combined information statement/prospectus included in the Registration Statement.

(f)        The Acquiring Trust shall provide an Acquiring Fund with information reasonably necessary for the preparation and distribution of the combined information statement/prospectus to be included in the Registration Statement, in compliance with the 1933 Act and the 1940 Act.

(g)        Subject to the provisions of the Agreement, the Acquiring Trust shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Agreement.

8.	Conditions Precedent to be Fulfilled by WRA Trust and the Acquiring Trust

The respective obligations of WRA Trust and the Acquiring Trust to effectuate this Agreement and the Reorganization hereunder shall be subject to the following respective conditions:

(a)        That (i) all the representations and warranties of the other party contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of and at such date; and (ii) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing Date.

(b)        That the Registration Statement will have become effective and Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin the consummation of the Reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

(c)        WRA Trust, on behalf of each Reorganizing Acquired Fund, shall have declared and paid or cause to have been paid a dividend or dividends prior to the Closing Date that, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of a Reorganizing Acquired Fund’s investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); (ii) all of a Reorganizing Acquired Fund’s net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year in each case after reduction for any capital loss carryover; and (iii) at least 90 percent of the excess, if any, of a Reorganizing Acquired Fund’s interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the First Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year.

(d)        That all required consents of other parties and all other consents, orders and permits of federal, state and local authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a material adverse effect, or the risk thereof, on the assets and properties of the applicable Acquired Fund and/or Acquiring Funds.

(e)        That prior to or at the Closing Date, WRA Trust on behalf of each of the Acquired Funds and the Acquiring Trust, on behalf of each of the Acquiring Funds, shall receive an opinion from Stradley Ronon Stevens & Young, LLP (“Stradley”) to the effect that, provided the acquisition contemplated hereby is carried out in accordance with the applicable laws of the State of Delaware, the terms of this Agreement and in accordance with customary representations provided by the Acquiring Trust and WRA Trust in certificates delivered to Stradley, as to each Acquiring Fund and corresponding Acquired Fund:

(i)        The acquisition by an Acquiring Fund of all of the assets of the corresponding Acquired Fund, as provided for in the Agreement, in exchange for Acquiring Fund Shares to be issued pursuant to Section 1 hereof and the assumption by the corresponding Acquiring Fund of the Liabilities of the corresponding Acquired Fund, followed by the distribution by each Acquired Fund to its shareholders of Acquiring Fund Shares in complete liquidation of Acquired Fund, should qualify as a reorganization within the meaning of Section 368(a) of the Code, and each Acquired Fund and Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

(ii)        No gain or loss will be recognized by any Acquired Fund upon the transfer of all of its assets to, and assumption of its Liabilities by, the corresponding Acquiring Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 361(a), 361(c)(1) and Section 357(a) of the Code;

(iii)        No gain or loss will be recognized by any Acquiring Fund upon the receipt by it of all of the assets of the corresponding Acquired Fund in exchange solely for voting shares of the Acquiring Fund (to be issued in accordance with Section 1 hereof) and the assumption by the Acquiring Fund of the Liabilities of the corresponding Acquired Fund pursuant to Section 1032(a) of the Code;

(iv)        No gain or loss will be recognized by an Acquired Fund upon the distribution of an Acquiring Fund Shares to its shareholders in complete liquidation of an Acquired Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code;

(v)        The basis of the assets of each Acquired Fund received by the corresponding Acquiring Fund will be the same as the basis of these assets to an Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code;

(vi)        The holding period of the assets of any Acquired Fund received by the corresponding Acquiring Fund will include the period during which such assets were held by an Acquired Fund pursuant to Section 1223(2) of the Code;

(vii)        No gain or loss will be recognized by the shareholders of any Acquired Fund upon the exchange of their Acquired Fund shares for voting shares (including fractional shares to which they may be entitled) of the corresponding Acquiring Fund, pursuant to Section 354(a)(1) of the Code;

(viii)        The basis of the Acquiring Fund Shares received by the shareholders of each Acquired Fund in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will be the same as the basis of Acquired Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code;

(ix)        The holding period of the Acquiring Fund Shares received by the shareholders of each Acquired Fund in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will include the holding period of an Acquired Fund shares surrendered in exchange therefor, provided that such Acquired Fund shares were held as a capital asset on the date of the Reorganization pursuant to Section 1223(1) of the Code; and

(x)        For purposes of Section 381 of the Code, either: each Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, and the Income Tax Regulations; or (ii) each Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the Income Tax Regulations), the items of Acquired Fund described in Section 381(c) of the Code as if there had been no Reorganization.

(f)        That the Acquiring Trust’s Registration Statement with respect to the Acquiring Fund Shares of each of the Acquiring Funds to be delivered to the Acquired Fund’s shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at the Closing Date, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(g)        That the Acquiring Fund Shares of each of the Acquiring Funds to be delivered in accordance with Section 1 hereof shall be eligible for sale by the Acquiring Trust with the securities commission or agency of each state or other jurisdiction of the United States with which such eligibility is required in order to permit the shares lawfully to be delivered to the shareholders of its corresponding Acquired Fund.

(h)        The WRA Trust shall have delivered to the Acquiring Trust (i) a statement of each Acquired Fund’s Assets, together with a list of portfolio securities of the Acquired Fund showing the adjusted tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, (ii) the Acquired Fund Shareholder Documentation, (iii) the FIN 48 Workpapers, (iv) any Tax books and records as described in Section 6(d)(iii), and (v) a statement of earnings and profits as provided in Section 6(e).

9.	Fees and Expenses

The expenses of entering into and carrying out the provisions of this Agreement, whether or not consummated, which fees and expenses shall include, without limitation, costs of legal advice, accounting, printing, mailing, transfer taxes, and any other stamp duty taxes, if any, shall be borne as follows: up to $200,000 by IIMCO, up to $200,000 by WRIMCO and any remaining expenses will be evenly split between the Acquired Funds and Acquiring Funds.

10.	Termination; Waiver; Order

(a)        Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Closing Date as follows:

(1)        by mutual consent of WRA Trust and the Acquiring Trust;

(2)        by the Acquiring Trust if any condition precedent to its obligations set forth in Section 8 has not been fulfilled or waived by the Acquiring Trust; or

(3)        by WRA Trust if any condition precedent to its obligations set forth in Section 8 has not been fulfilled or waived by WRA Trust.

(b)        If the transactions contemplated by this Agreement have not been consummated by the later of December 31, 2017 this Agreement shall automatically terminate on such later date, unless a later date is agreed to by the officers of the WRA Trust and the Acquiring Trust.

(c)        In the event of termination of this Agreement pursuant to the provisions hereof, the Agreement shall become void and have no further effect, and there shall not be any liability on the part of either WRA Trust or the Acquiring Trust or persons who are their trustees, officers, agents or shareholders in respect of this Agreement but all expenses incidental to the preparation and carrying out of the Agreement shall be paid as provided in Section 9 hereof.

(d)        At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by either WRA Trust or the Acquiring Trust, respectively (whichever is entitled to the benefit thereof). Such waiver shall be in writing and authorized by an officer of the waiving party. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(e)        The respective representations and warranties contained in Sections 4 and 5 hereof shall expire with, and be terminated by, the consummation of the Reorganization, and neither WRA Trust nor the Acquiring Trust, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

(f)        If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing Date and shall impose any terms or conditions that are determined by action of the Board of Trustees of WRA Trust or the Board of Trustees of the Acquiring Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement.

11.	Liability of the Acquiring Trust and WRA Trust

(a)        Each party acknowledges and agrees that all obligations of the Acquiring Trust under this Agreement are binding only with respect to the Acquiring Funds; that any liability of the Acquiring Trust under this Agreement with respect to any Acquiring Fund, or in connection with the transactions contemplated herein with respect to any Acquiring Fund, shall be discharged only out of the assets of the affected Acquiring Fund; that no other series of the Acquiring Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither WRA Trust nor any Acquired Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Acquiring Trust, the trustees, officers, employees or agents of the Acquiring Trust, or any of them.

(b)        Each party acknowledges and agrees that all obligations of WRA Trust under this Agreement are binding only with respect to the Acquired Funds; that any liability of WRA Trust under this Agreement with respect to the Acquired Funds, or in connection with the transactions contemplated herein with respect to any Acquired Fund, shall be discharged only out of the assets of the affected Acquired Fund; that no other series of WRA Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither the Acquiring Trust nor any Acquiring Fund shall seek satisfaction of any such obligation or liability from the shareholders of WRA Trust, the trustees, officers, employees or agents of WRA Trust, or any of them.

12.	Cooperation and Exchange of Information

(a)        WRA Trust and Acquiring Trust will provide each other and their respective representatives with such cooperation, assistance, and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes, or in determining the financial reporting of any tax position, or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes.

(b)        Any reporting responsibility of an Acquired Fund is and shall remain the responsibility of the WRA Trust, up to and including the Closing Date, and such later date on which a Reorganizing Acquired Fund is terminated including, without limitation, responsibility for (i) preparing and filing Tax Returns relating to Tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date); and (ii) preparing and filing other documents with the SEC, any state securities commission, and any federal, state or local Tax authorities or any other relevant regulatory authority, except as otherwise is mutually agreed by the parties.

(c)        After the Closing Date, WRA Trust, on behalf of a Reorganizing Acquired Fund, shall or shall cause its agents to prepare any federal, state or local Tax Returns, including any Forms 1099, required to be filed by WRA Trust with respect to a Reorganizing Acquired Fund’s final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

13.	Entire Agreement and Amendments

This Agreement embodies the entire Agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

14.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

15.	Notices

Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the following addresses:

To WRA Trust:

Waddell & Reed Advisors Fund

6300 Lamar Avenue

P.O. Box 29217

Shawnee Mission, KS 66201-9217

To the Acquiring Trust:

Ivy Funds

6300 Lamar Avenue

P.O. Box 29217

Shawnee Mission, KS 66201-9217

With a copy (which shall not constitute notice) to:

Stradley Ronon Stevens & Young, LLP

191 North Wacker Drive

Suite 1601

Chicago, IL 60606

Attention: Alan Goldberg, Esquire

16.	Governing Law

This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

17.	Effect of Facsimile Signature

A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

18.	Publicity

Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties mutually shall agree in writing, provided that nothing herein shall prevent either party from making such public announcements as may be required by applicable law, in which case the party issuing such statement or communication shall advise the other party prior to such issuance.

19.	Confidentiality

(a)        The parties will hold, and will cause their board members, officers, employees, representatives, agents and affiliated persons to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other party, all confidential information obtained from the other party in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) if it was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b)        In the event of a termination of this Agreement, the parties agree that they, along with their board members, employees, representative agents and affiliated persons, shall, and shall cause their affiliates to, except with the prior written consent of the other party, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other party and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

20.	Headings

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, WRA Trust and the Acquiring Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.

Waddell & Reed Advisors Fund, on behalf of each Acquired Fund

By: /s/ Wendy J. Hills

Name: Wendy J. Hills

Title: Vice President

Ivy Funds, on behalf of each Acquiring Fund

By: /s/ Wendy J. Hills

Name: Wendy J. Hills

Title: Vice President

Solely for purposes of Section 9

Ivy Investment Management Company

By: /s/ Phillip J. Sanders

Name: Phillip J. Sanders

Title: CEO

Solely for purposes of Section 9

Waddell & Reed Investment Management Company

By: /s/ Phillip J. Sanders

Name: Phillip J. Sanders

Title: CEO

Signature Page to Agreement and Plan of Reorganization

SCHEDULE I

WRA Trust Reorganizing Acquired Funds	Acquiring Trust Operating Acquiring Funds
WRA Core Investment Fund Class A Class B Class C Class Y	Ivy Core Equity Fund Class A Class B Class C Class I
WRA Dividend Opportunities Fund Class A Class B Class C Class Y	Ivy Dividend Opportunities Fund Class A Class B Class C Class I
WRA Energy Fund Class A Class B Class C Class Y	Ivy Energy Fund Class A Class B Class C Class I
WRA Tax-Managed Equity Fund Class A Class B Class C Class Y	Ivy Tax-Managed Equity Fund Class A Class B Class C Class I
WRA Value Fund Class A Class B Class C Class Y	Ivy Value Fund Class A Class B Class C Class I
WRA Global Bond Fund Class A Class B Class C Class Y	Ivy Global Bond Fund Class A Class B Class C Class I
WRA Municipal Bond Fund Class A Class B Class C Class Y	Ivy Municipal Bond Fund Class A Class B Class C Class I

Sch. 1-1

Continuing Acquired Funds	Shell Acquiring Funds
WRA Bond Fund Class A Class B Class C Class Y	Ivy Bond Fund Class A Class B Class C Class I
WRA Government Securities Fund Class A Class B Class C Class Y	Ivy Government Securities Fund Class A Class B Class C Class I

Sch. 1-2